Exhibit 99.3

Pro Forma Condensed Combined Financial Statements

(Unaudited)

(in thousands, unless otherwise noted)

The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Solar Power, Inc., of Gonghe County Xinte Photvoltaic Co., Ltd. (“Xinte”). On November 6, 2014, Solar Power, Inc. and its indirectly wholly-owned subsidiary, SPI Solar Power (Suzhou) Co., Ltd., entered into an equity interest purchase agreement with TBEA Xinjiang Sunoasis Co., Ltd. (“TBEA Sunoasis”) and Xinjiang Sang Ou Solar Equipment Co., Ltd. for the acquisition of the 100% equity interest in Xinte. The acquisition was completed on December 31, 2014.

The historical financial information of Xinte included elsewhere in this Form 8-K/A has been prepared in accordance with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board (“IASB”) and presented in CNY. IFRSs include International Accounting Standards (“IAS”) and related interpretations. The unaudited pro forma financial statements presented herein include adjustments to convert the basis of the financial statements of Xinte from IFRSs to U.S. generally accepted accounting principles (“U.S. GAAP”) and to translate the CNY amounts into U.S. dollars.

The pro forma condensed combined balance sheet as of September 30, 2014, and the pro forma condensed combined statement of operations for the nine-month period ended September 30, 2014, and the notes thereto are included herein. No pro forma combined statement of operation for the year ended December 31, 2013 is presented as Xinte was only incorporated on April 28, 2013 and no revenue was generated since its date of incorporation to December 31, 2013.

The unaudited pro forma condensed combined statement of operations is based on the individual historical consolidated statement of operations of Solar Power, Inc. and Xinte for the nine-month period ended September 30, 2014 giving effect to the acquisition of Xinte as if it had occurred on January 1, 2014. The pro forma statement of operations reflects only pro forma adjustments expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheet of Solar Power, Inc. and Xinte as at September 30, 2014 giving effect to the acquisition of Xinte as if it had occurred on September 30, 2014. The unaudited pro forma condensed combined financial statements reflects adjustments to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with (1) Solar Power, Inc.’s annual report on Form 10-K, for the year ended December 31, 2013, including the audited consolidated financial statements and the notes relating thereto, for the year ended December 31, 2013, (2) Xinte’s audited financial statements for the period from April 28, 2013 (date of incorporation) to December 31, 2013, and the notes relating thereto, (3) the Solar Power, Inc. Form 10-Q for the third quarter ended September 30, 2014, including the unaudited interim condensed consolidated financial statements for the nine-months ended September 30, 2014, and (4) Xinte unaudited interim condensed financial statements for the six-months ended June 30, 2014.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine-month period ended September 30, 2014

( In thousands, except for share data)

	Solar Power, Inc.	Xinte (U.S. GAAP)	Pro Forma Adjustments	Pro Forma Combined
			(3)
Net sales:
Net sales	$32,588	$1,698	—	$34,286

Total net sales	32,588	1,698	—	34,286
Cost of goods sold:
Cost of goods sold	26,964	887	(57)	27,794

Total cost of goods sold	26,964	887	(57)	27,794

Gross profit	5,624	811	57	6,492
Operating expenses:
General and administrative	4,190	4	—	4,194
Sales, marketing and customer service	1,025	—	—	1,025

Total operating expenses	5,215	4	—	5,219
Operating income	409	807	57	1,273
Other income (expense):
Interest expense	(2,090)	—	—	(2,090)
Interest income	967	1	—	968
Loss on extinguishment of convertible bonds	(8,907)	—	—	(8,907)
Change in market value of derivative liability	310	—	—	310
Other (expense)/income, net	(197)	—	—	(197)

Total other expense	(9,917)	1	—	(9,916)
(Loss)/profit before income taxes	(9,508)	808	57	(8,643)
Provision for income taxes	945	202	—	1,147

Net (loss)/profit	$(10,453)	$606	57	$(9,790)
Net loss per common share
Basic and diluted	(0.04)			(0.04)
Weighted average number of common shares used in computing per share amounts
Basic and diluted	246,240,974			246,240,974

See accompanying notes to the pro-forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2014

( In thousands, except for share data)

	Solar Power, Inc.	Xinte (U.S. GAAP)	Pro Forma Adjustments	Pro Forma Combined
			(1)
ASSETS
Current assets:
Cash and cash equivalents	$12,789	$4	$—	$12,793
Accounts receivable, net of allowance for doubtful accounts	7,020	1,998	—	9,018
Accounts receivable, related party	3,662	—	—	3,662
Costs and estimated earnings in excess of billings on uncompleted contracts	18,700	—	—	18,700
Inventories, net	2,719	—	—	2,719
Construction in progresss	3,429	—	—	3,429
Prepaid expenses and other current assets	2,191	—	—	2,191

Total current assets	50,510	2,002	—	52,512

Intangible asset	703	—	—	703
Goodwill	—	—	86	86
Restricted cash	160	—	—	160
Accounts recivable, noncurrent	9,194	—	—	9,194
Notes receivable, noncurrent	13,416	—	—	13,416
Construction in progress	27,306	—	—	27,306
Property, plant and equipment at cost, net	10,991	28,438	(1,374)	38,055
Land use rights	—	411	—	411
Deferred tax assets-non-current portion	—	—	358	358

Total assets	$112,280	$30,851	$(930)	$142,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,859		$6,919	$18,778
Accounts payable, related party	34,372	23,032	—	57,404
Accrued liabilities	813		—	813
Income taxes payable	911	203	—	1,114
Derivative liability	673	—	—	673

Total current liabilities	48,628	23,235	6,919	78,782
Loans payable and capital lease obligations, net of current portion	10,970	—	—	10,970
Other liabilities	1,584	—	—	1,584

Total liabilities	61,182	23,235	6,919	91,336

Commitments and contingencies	—	—	—	—
Stockholders’ equity
Common stock	43	7,006	(7,006)	43
Additional paid in capital	117,917	—	(233)	117,684
Accumulated other comprehensive loss	(335)	—	—	(335)
Accumulated (losses)/profits	(66,527)	610	(610)	(66,527)

Total stockholders’ equity	51,098	7,616	(7,849)	50,865

Total liabilities and stockholders’ equity	$112,280	$30,851	$(930)	$142,201

See accompanying notes to the pro-forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, unless otherwise noted)

Note 1 — Basis of Presentation

On November 6, 2014, Solar Power, Inc. and its indirectly wholly-owned subsidiary, SPI Solar Power (Suzhou) Co., Ltd., entered into an equity interest purchase agreement (Purchase Agreement) with TBEA Xinjiang Sunoasis Co., Ltd. and Xinjiang Sang Ou Solar Equipment Co., Ltd. for the acquisition of the 100% equity interest in Xinte. Under the Purchase Agreement, Solar Power, Inc. acquired all the equity interest from Xinte in exchange for RMB43 million (U.S.$6.9 million) to be settled in cash and additionally RMB147 million (U.S.$23.7 million) to TBEA Sunoasis on behalf of Xinte for the EPC service rendered by TBEA Sunoasis to Xinte.

The acquisition was completed on December 31, 2014.

In accordance with guidance for pro forma financial statements, we are presenting the pro forma combined balance sheet of Solar Power, Inc. and Xinte as if they were combined on September 30, 2014.

Note 2 — IFRS to U.S. GAAP Adjustments and Foreign Currency Translation

There is no adjustment made to the Xinte statement of operations for the nine-month period ended September 30, 2014 to convert from IFRS to U.S. GAAP. In addition, the CNY based income statement for Xinte for the nine-month period ended September 30, 2014 has been translated to U.S. dollars using a historic exchange rate. The average historic spot rate for the nine-month period ended September, 2014 was $6.176 per CNY and the historic spot rate as of September 30, 2014 was $6.138 per CNY. A reader of this pro forma financial information should not construe this translation as representations by the Company that the real amounts actually represent these U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated.

	Xinte (IFRS) (CNY)	U.S. GAAP Adjustments (CNY)	Xinte (U.S. GAAP) (CNY)	Translation Adjustment (CNY/ 6.176)	Xinte (U.S. GAAP) (U.S. Dollars)
Net sales:
Net sales	10,484	—	10,484	(8,786)	1,698

Total net sales	10,484	—	10,484	(8,786)	1,698
Cost of goods sold:
Cost of goods sold	5,476	—	5,476	(4,589)	887
Total cost of goods sold	5,476	—	5,476	(4,589)	887
Gross profit	5,008	—	5,008	(4,197)	811
Operating expenses:
General and administrative	22	—	22	(18)	4

Total operating expenses	22	—	22	(18)	4
Operating income	4,986	—	4,986	(4,179)	807
Other income (expense):
Interest income	6	—	6	(5)	1
Other (expense), net	0	—	0	0	0
Total other expense	6	—	6	(5)	1
Profit before income taxes	4,992	—	4,992	(4,184)	808
Provision for income taxes	1,248	—	1,248	(1,046)	202

Net profit	$3,744	—	3,744	(3,138)	$606

Pro forma condensed combined balance sheet

As of September 30, 2014

	Xinte	U.S. GAAP	Xinte	Translation	Xinte
	(IFRS)	Adjustments	(U.S. GAAP)	Adjustment	(U.S. GAAP)
	(CNY)	(CNY)	(CNY)	(CNY / 6.138)	(U.S. Dollars)
ASSETS:
Property, plant and equipment	174,550	—	174,550	(146,112)	28,438
Land use rights	2,522	—	2,522	(2,111)	411

TOTAL NON-CURRENT ASSETS	177,072	—	177,072	(148,223)	28,849

CURRENT ASSETS:
Trade and other receivables	12,266	—	12,266	(10,268)	1,998
Cash and cash equivalents	24	—	24	(20)	4

TOTAL CURRENT ASSETS	12,290	—	12,290	(10,288)	2,002

TOTAL ASSETS	189,362	—	189,362	(158,511)	30,851

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Income tax payables	1,248	—	1,248	(1,045)	203
Trade and other payables	141,370	—	141,370	(118,338)	23,032

TOTAL CURRENT LIABILITIES	142,618	—	142,618	(119,383)	23,235

TOTAL LIABILITIES	142,618	—	142,618	(119,383)	23,235

EQUITY:
Paid-in Capital	43,000	—	43,000	(35,994)	7,006
Retained earnings	3,744	—	3,744	(3,134)	610

TOTAL EQUITY	46,744	—	46,744	(39,128)	7,616

TOTAL LIABILITIES AND EQUITY	189,362	—	189,362	(158,511)	30,851

Note 3 —Pro Forma Adjustment (3)

It represented the effect of fair value adjustment made on December 31, 2014 as a result of Solar Power, Inc.’s acquisition over the Xinte as if the acquisition had been consummated on January 1, 2014.

The valuation was based on a valuation report provided by a third party valuation firm. The valuation report utilizes and considers generally accepted valuation methodologies such as the income, market, cost and actual transaction of shares approach. We have incorporated certain assumptions which include projected cash flows and replacement costs.